Exhibit 12.1


                                                  DOW JONES & COMPANY, INC.
                                             RATIO OF EARNINGS TO FIXED CHARGES

DOLLARS IN THOUSANDS
                                                       9 MOS ENDED                             YEAR ENDED DECEMBER 31,
                                                      -------------    -------------------------------------------------------------
                                                          2004         2003          2002         2001         2000          1999
                                                          ----         ----          ----         ----         ----          ----

                                         RATIO OF EARNINGS TO FIXED CHARGES (1)

EARNINGS FROM CONTINUING OPERATIONS BEFORE FIXED
  CHARGES:
Income from continuing operations before income
  taxes and minority interests                         $ 107,082    $ 220,858    $ 257,530     $  99,688    $  76,378    $ 418,046
Less: Equity in earnings (losses) of associated
  companies                                                1,386        2,869         (488)      (17,184)     (17,182)     (27,907)
Distributed earnings from associated companies             9,401       10,102        9,273         8,918       12,161        6,211
Amortization of capitalized interest                         839        1,837          283           237          208            -
                                                     ------------  -----------------------------------------------------------------
Adjusted pre-tax earnings from continuing
  operations                                             115,936      229,928      267,574       126,027      105,929      452,164
Fixed charges                                             16,508       18,524       20,592        29,884       30,698       29,965
Less: Capitalized interest                                     -            -            -        (8,859)      (8,416)      (4,507)
                                                     ------------  -----------------------------------------------------------------
Earnings from continuing operations before fixed
  charges                                              $ 132,444    $ 248,452    $ 288,166     $ 147,052    $ 128,211    $ 477,622
                                                     ============  =================================================================

FIXED CHARGES:
Interest expense, net of capitalized interest          $   2,412    $   2,830    $   3,083     $     500    $   2,037    $   5,269
Capitalized interest                                           -            -            -         8,859        8,416        4,507
Debt issuance costs                                          776        1,035        1,055         1,118          595        1,056
Portion of rentals representative of interest
  factor                                                  13,320       14,659       16,454        19,408       19,650       19,133
                                                     ------------  -----------------------------------------------------------------
Total fixed charges                                    $  16,508    $  18,524    $  20,592     $  29,885    $  30,698    $  29,965
                                                     ============  =================================================================

Ratio of earnings to fixed charges                          8.02        13.41        13.99          4.92         4.18        15.94


                                         PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES (2)

EARNINGS FROM CONTINUING OPERATIONS BEFORE
  FIXED CHARGES:
Income from continuing operations before
  income taxes and minority interests                  $ 107,082    $ 220,858
Less: Equity in earnings (losses) of
  associated companies                                     1,386        2,869
Distributed earnings from associated
  companies                                                9,401       10,102
Amortization of capitalized interest                         839        1,837
                                                     ------------  -------------
Adjusted pre-tax earnings from continuing
  operations                                             115,936      229,928
Fixed charges                                             23,544       27,906
Less: Capitalized interest                                     -            -
Less: Incremental interest expense
  attributable to the notes                               (6,536)      (8,715)
Less: Incremental debt issuance costs
  attributable to the notes                                 (500)        (667)
                                                     ------------  -------------
Earnings from continuing operations
  before fixed charges                                 $ 132,444    $ 248,452
                                                     ============  =============

FIXED CHARGES:
Interest expense, net of capitalized
  interest                                             $   2,412    $   2,830
Capitalized interest                                           -            -
Debt issuance costs                                          776        1,035
Portion of rentals representative of
  interest factor                                         13,320       14,659
Incremental interest expense attributable
  to the notes                                             6,536        8,715
Incremental debt issuance costs
  attributable to the notes                                  500          667
                                                     ------------  -------------
Total fixed charges                                    $  23,544    $  27,906
                                                     ============  =============

Ratio of earnings to fixed charges                          5.63         8.90

                                         PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES - SUPPLEMENTAL (3)

EARNINGS FROM CONTINUING OPERATIONS BEFORE
  FIXED CHARGES:
Pro forma income from continuing operations before
  income taxes and minority interests                  $  96,859    $ 205,691
Less: Equity in earnings (losses) of
  associated companies                                     1,386        2,869
Distributed earnings from associated
  companies                                                9,401       10,102
Amortization of capitalized interest                         839        1,837
Pro forma incremental interest expense at
  effective rate at transaction
  completion date                                          8,384       11,178
                                                     ------------  -------------
Adjusted pre-tax earnings from continuing
  operations                                             114,097      225,939
Fixed charges                                             27,585       33,294
Less: Capitalized interest                                     -           -
Less: Incremental interest expense
  attributable to the debt incurred
  for the acquisition                                    (10,577)     (14,103)
Less: Incremental debt issuance costs
  attributable to the debt incurred
  for the acquisition                                       (500)        (667)
                                                     ------------  -------------
Earnings from continuing operations
  before fixed charges                                 $ 130,605    $ 244,463
                                                     ============  =============

FIXED CHARGES:
Interest expense, net of capitalized
  interest                                             $   2,412    $   2,830
Capitalized interest                                           -            -
Debt issuance costs                                          776        1,035
Portion of rentals representative of
  interest factor                                         13,320       14,659
Incremental interest expense attributable
  to the debt incurred for the acquisition                10,577       14,103
Incremental debt issuance costs
  attributable to the debt incurred for
  the acquisition                                            500          667
                                                     ------------  -------------
Total fixed charges                                    $  27,585    $  33,294
                                                     ============  =============

Ratio of earnings to fixed charges                          4.73         7.34
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(1) For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes and before income (losses) from equity method investments plus (a) fixed charges, excluding capitalized interest, (b) amortization of capitalized interest and (c) cash distributions from equity method investments. Fixed charges include (a) interest expense, whether expensed or capitalized, (b)
amortization of debt issuance costs and (c) the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(2) Pro forma ratio of earnings to fixed charges reflects the pro forma effects on earnings and fixed charges, as defined in note (1) above, depicting the estimated impact of incremental interest expense attributable to the outstanding notes.

(3) The pro forma ratio of earnings to fixed charges - supplemental reflects the pro forma effects on earnings and fixed charges, as defined in note (1) above, depicting the estimated impact of the MarketWatch acquisition, including incremental interest expense attributable to the outstanding notes and the remaining $213.8 million of commercial paper borrowings (at an interest rate of 2.52% as of the closing date of the MarketWatch acquisition) utilized to fund the acquisition of MarketWatch.